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                                                                    EXHIBIT 10.9

                      NON-QUALIFIED STOCK OPTION AGREEMENT

GRANTED TO:             Terence A. Walts

GRANTED PURSUANT TO:    Presby Corp (formerly RAS Holding Corp) 1997 Stock
                        Option Plan


     1. This Non-Qualified Stock Option Agreement (this "AGREEMENT") is made and entered into as of September 1, 2002 (the "DATE") between Presby Corp, a Delaware corporation (the "COMPANY") and Terence A. Walts (the "GRANTEE"). The Options (as defined in Paragraph 2 below) shall not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

     2. At the earlier of (i) a Closing (as defined below) or (ii) the date on which the letter agreement dated July 11, 2002 between the Company and Verus Support Services, Inc. terminates, the Grantee shall be granted options (the "OPTIONS") to purchase shares of Common Stock of the Company ("COMMON STOCK") in the amounts, at the price and on the vesting schedule set forth herein. The Options are granted under the Company's 1997 Stock Option Plan (the "PLAN"), a copy of which is enclosed herewith, and is subject to the terms of the Plan and of this Agreement. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

     3. Each of the Options, unless sooner terminated or exercised, shall expire on the sixth anniversary of the date on which such Option vested (but in no event later than the tenth anniversary of the Date) and, notwithstanding anything contained in this Agreement to the contrary, no portion of such Option may be exercised after such expiration date.

     4. The number of Options granted shall be equal to two percent (2%) of the outstanding shares of the Company on a fully diluted basis (excluding unissued options), as determined on the earliest of (i) the date on which the Company closes the sale of common stock, or securities convertible into common stock, in an offering (other than an offering relating solely to a transaction under Rule 145 under the Securities Act of 1933, as amended, or to an employee benefit plan of the Company), in which the aggregate gross proceeds to the Company are equal to or greater than $10,000,000 (the "CLOSING"), (ii) the date on which the Company closes the sale of common stock, or securities convertible into common stock, in an offering (other than an offering relating solely to a transaction under Rule 145 under the Securities Act of 1933, as amended, or to an employee benefit plan of the Company), in which the aggregate gross proceeds to the Company are equal to or greater than five million dollars ($5,000,000) (a "LESSER CLOSING"), (iii) the date on which the Company closes the sale of common stock, or securities convertible into common stock, in a public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act of 1933, as amended, or to an employee benefit plan of the Company) (a "PUBLIC CLOSING"), or (iv) the second anniversary of the Date. Examples of how the exact number of Options to be issued upon a Closing or a Lesser Closing are attached hereto as Exhibits A and B.

     5. The exercise price of the Options shall be equal to the lower of (i) the current fair

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market value of the Common Stock, which is deemed to be $0.87 per share, or (ii)
the actual fair market value of the Common Stock as determined by the selling price of the securities being sold in the Closing, the Lesser Closing or the Public Closing, as applicable.

     6.   The Options shall vest as follows:

     (a) If a Closing occurs on or before January 31, 2003, then one-fourth (1/4) of such options shall vest on the date of the Closing, one-fourth (1/4) of such options shall vest on the first anniversary of the Date, one-fourth (1/4) of such options shall vest on the second anniversary of the Date, and one-fourth (1/4) of such options shall vest on the third anniversary of the Date.

     (b) If a Closing does not occur on or before January 31, 2003, but a Lesser Closing occurs on or before September 1, 2003, then one-fourth (1/4) of such options shall vest on the date of the Lesser Closing, one-fourth (1/4) of such options shall vest on the second anniversary of the Date, and one-fourth (1/4) of such options shall vest on the third anniversary of the Date. If a Public Closing occurs thereafter, then the number of Options granted hereunder shall be increased such that the total number of Options granted to Grantee equals to two percent (2%) of the outstanding shares of the Company on a fully diluted basis (excluding unissued options), determined as of such Public Closing.

     (c) If a Closing does not occur on or before January 31, 2003, and a Lesser Closing does not occur on or before September 1, 2003, then one-fourth (1/4) of such options shall vest on the second anniversary of the Date and one-fourth (1/4) of such options shall vest on the third anniversary of the Date. If a Public Closing occurs thereafter, then the number of Options granted hereunder shall be increased such that the total number of Options granted to Grantee equals to two percent (2%) of the outstanding shares of the Company on a fully diluted basis (excluding unissued options), determined as of such Public Closing.

     (d) With respect to any Options granted hereunder that would not otherwise vest under Sections 6(b) and (c) above:

     (i) The Board of Directors at its discretion may establish an alternative milestone under which such Options may vest; and

     (ii) If a Public Closing occurs at any time after January 31, 2003, then the Options that would not otherwise vest under Section 6(b) or (c) shall vest on the date of such closing, and the exercise price of such Options shall be equal to the selling price of the securities being sold in such offering.

     (e) If the Grantee's employment with the Company is terminated for cause, as that term is used in the Employment Agreement between the Grantee and the Company, dated as of the date hereof, then all options that have not yet vested shall be immediately forfeited and the Grantee shall have thirty (30) days to exercise any options that vested prior to termination. If the Grantee's employment with the Company is terminated other than for cause, then all options that have not yet vested shall be immediately forfeited and any options that vested prior to termination may be exercisable for the remainder of their term; PROVIDED, HOWEVER, that if a Closing or a Lesser Closing occurs after termination of the Grantee and the Company has not hired a new outside Chief Executive Officer prior to such Closing, then one-fourth (1/4) of the Grantee's options shall vest on the date of the Closing and be exercisable for the remainder of their term.

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     7.   During the Grantee's lifetime, the Options shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or other transfer and shall be exercisable only by the Grantee. Upon the death of the Grantee, (i) the Options shall be exercisable only by the executor or administrator of the estate of the deceased Grantee or the person or persons to whom the deceased Grantee's rights with respect to the Options shall pass by will or the laws of descent and distribution.

     8. The Grantee may exercise the exercisable portion of the Options regardless of whether any other options that the Grantee has been granted by the Company remain unexercised. In no event may the Grantee exercise the Options for a fraction of a share or for less than 100 shares.

     9. Any exercise of the Options shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Options being exercised and the number of shares to be purchased. The Options' exercise price shall be paid by the Grantee on the date the Options are exercised in cash or in shares of Common Stock currently held by the Grantee at the time of exercise, or by a combination of cash and such currently held shares. Any shares of Common Stock delivered in payment of the exercise price shall be valued at their then Fair Market Value as reasonably determined by the Committee of the Board of Directors.

     10. By his or her acceptance of this Agreement, the Grantee agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company with respect to the issuance or disposition of the shares subject to the Options. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Grantee. The Company may, in its discretion, hold the stock certificate or certificates to which the Grantee is entitled upon the exercise of the Options as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including any limitations necessary to comply with Section 16 of the Exchange Act.

     11. The Grantee shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Options until the Options are exercised and the Grantee receives such shares.

     12. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Options shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.

     13. The Grantee covenants and agrees with the Company that if, at the time of exercise of the Options, there does not exist a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares of Common Stock underlying the Options, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming

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such exemption, the Grantee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Grantee agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

     14. Notwithstanding anything contained in this Agreement to the contrary, the shares received by the Grantee pursuant to his exercise of the Options shall be subject to conditions and restrictions with respect to voting, transferability, and repurchase as set forth in (i) the Stockholders Agreement dated as of April 24, 1998, as amended by Amendment No. 1 thereto dated as of May 15, 1998, and Amendment No. 2 thereto dated as of June 1, 2000, by and among the Company and certain of its stockholders, to which the Grantee is a party pursuant to the Consent and Acknowledgement Regarding Stockholders Agreement dated as of the date hereof, and (ii) any lockup or similar agreement under which such conditions and/or restrictions are imposed on other holders of Common Stock. The Committee may, in its sole discretion, require that the certificate or certificates representing the shares purchased pursuant to the exercise of the Options shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of such conditions and/or restrictions.

     15. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written below.

                                           Presby Corp.



                                           By:
                                              ----------------------------------

                                           Name:    Mark A. Cox

                                           Title: Vice President, Secretary &
                                                  Chief Financial Officer

ACCEPTED AS OF THE DATE FIRST SHOWN ABOVE:


-------------------------------
Terence A. Walts

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